SUB-ITEM 77Q1

                               MFS SERIES TRUST XI

                           CERTIFICATION OF AMENDMENT

                           TO THE DECLARATION OF TRUST

                          ESTABLISHMENT AND DESIGNATION

                                    OF SERIES

                                       AND

                          ESTABLISHMENT AND DESIGNATION

                                   OF CLASSES

Pursuant to Section 6.9 of the Amended and Restated Declaration of Trust dated January 24, 1996, as amended (the "Declaration"), of MFS Series Trust XI (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, hereby establish and designate a new series of Shares (as defined in the Declaration), such series to have the following special and relative rights:

         1.     The new series shall be designated:

                - Vertex International Fund.

     2. The series shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, to the extent pertaining to the offering of Shares of such series. Each Share of the series shall be redeemable, shall be entitled to one vote or fraction thereof in respect of a fractional share on matters on which Shares of the series shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to the series, and shall be entitled to receive its pro rata share of the net assets of the series upon liquidation of the series, all as provided in Section 6.9 of the Declaration.

         3. Shareholders of the series shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to the series as provided in Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration.

         4. The assets and liabilities of the Trust shall be allocated among the previously established and existing series of the Trust and the new series as set forth in Section 6.9 of the Declaration.

         5. Subject to the provisions of Section 6.9 and Article IX of the Declaration, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any series now or hereafter created, or to otherwise change the special and relative rights of any such establishment and designation of series of Shares.

Pursuant to Section 6.9(h) of the Declaration, this instrument shall be effective upon the execution by a majority of the Trustees of the Trust.

The undersigned, being a majority of the Trustees of the Trust, acting pursuant to Section 6.10 of the Declaration, do hereby divide the Shares of Vertex International Fund to create four classes of Shares, within the meaning of
Section 6.10, as follows:

     1. The four classes of Shares are designated "Class A Shares," "Class B Shares," "Class C Shares" and "Class I Shares";

     2. Class A Shares, Class B Shares, Class C Shares and Class I Shares shall be entitled to all the rights and preferences accorded to shares under the Declaration;

     3. The purchase price of Class A Shares, Class B Shares, Class C Shares and Class I Shares, the method of determination of the net asset value of Class A Shares, Class B Shares, Class C Shares and Class I Shares, the price, terms and manner of redemption of Class A Shares, Class B Shares, Class C Shares and Class I Shares, any conversion feature of Class B Shares, and relative dividend rights of holders of Class A Shares, Class B Shares, Class C Shares and Class I Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended;

     4. Class A Shares, Class B Shares, Class C Shares and Class I Shares shall vote together as a single class except that shares of a class may vote separately on matters affecting only that class and shares of a class not affected by a matter will not vote on that matter; and

     5. A class of shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the class.


              IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 1st day of December 2000 and further certify, as provided by the provisions of Section 9.3(d) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with the second sentence of Section 9.3(a) of the Declaration.

JEFFREY L. SHAMES
---------------------------
Jeffrey L. Shames
38 Lake Avenue
Newton MA  02159

NELSON J. DARLING, JR.
---------------------------
Nelson J. Darling, Jr.
75 Beach Bluff Avenue
Swampscott MA  01907


WILLIAM R. GUTOW
---------------------------
William R. Gutow
3 Rue Dulac
Dallas TX  75230

                               MFS SERIES TRUST XI

                               VERTEX INCOME FUND

         Pursuant to Section 9.2(b) of the Amended and Restated Declaration of Trust, dated January 6, 1995, as amended, (the "Declaration"), of MFS Series Trust XI (the "Trust"), the undersigned, constituting a majority of the Trustees of the Trust, do hereby certify that Vertex Income Fund, a series of the Trust, has been terminated.

         IN WITNESS WHEREOF, the undersigned have executed this certificate this 2nd day of February, 2001.

JEFFREY L. SHAMES

Jeffrey L. Shames
38 Lake Avenue
Newton, MA   02159

NELSON J. DARLING, JR.

Nelson J. Darling, Jr.
74 Beach Bluff Avenue
Swampscott, MA  01907



WILLIAM R. GUTOW

William R. Gutow
3 Rue Dulac
Dallas, TX  75230

                               MFS SERIES TRUST XI

                               VERTEX ALL CAP FUND

         Pursuant to Section 9.2(b) of the Amended and Restated Declaration of Trust, dated January 6, 1995, as amended, (the "Declaration"), of MFS Series Trust XI (the "Trust"), the undersigned, constituting a majority of the Trustees of the Trust, do hereby certify that Vertex All Cap Fund, a series of the Trust, has been terminated.

         IN WITNESS WHEREOF, the undersigned have executed this certificate this 10th day of April, 2001.

JEFFREY L. SHAMES

Jeffrey L. Shames
38 Lake Avenue
Newton, MA   02459

NELSON J. DARLING, JR.

Nelson J. Darling, Jr.
74 Beach Bluff Avenue
Swampscott, MA  01907


WILLIAM R. GUTOW

William R. Gutow
3 Rue Dulac
Dallas, TX  75230